MoneyGram International Makes $75 million Debt Prepayment

DALLAS, Dec. 10, 2010 — MoneyGram International (NYSE:MGI), a global leader in the payment services industry, today announced it will make an optional $75 million prepayment on its tranche B term loan under the senior secured credit facility. The loan payment will be made today, Friday, Dec. 10, 2010.

Including this latest payment, MoneyGram International will have paid $165 million toward its outstanding debt obligation in 2010 and a total of $352 million since Jan. 1, 2009. This represents a 35 percent decrease in the company’s total outstanding debt since Jan. 1, 2009.

About MoneyGram International
MoneyGram International, a leading global payments services company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers money transfer services worldwide and bill payment services in the United States through a global network of more than 207,000 agent locations—including retailers, international post offices and financial institutions—in more than 190 countries and territories around the world. To learn more about money transfer or bill payment at an agent location or online, please visit www.moneygram.com or connect with us on Facebook.

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Contacts
Media:
Lynda Michielutti
952-591-3846
lmichielutti@moneygram.com

Investors:
Alex Holmes
720-568-8703
aholmes@moneygram.com